Exhibit 99

News Release

Investor Contact:	Media Contact:
Bev Fleming	Doug Holt
(312) 444-7811	(312) 557-1571
Beverly_Fleming@ntrs.com	Doug_Holt@ntrs.com

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS SECOND QUARTER NET INCOME

OF $179.6 MILLION, EARNINGS PER COMMON SHARE OF $0.73.

(Chicago, July 18, 2012) Northern Trust Corporation today reported second quarter net income per common share of $0.73, up from $0.62 in the second quarter of 2011 and $0.66 in the first quarter of 2012. Net income was $179.6 million in the current quarter, up 18% from $152.0 million in the prior year second quarter, and up 11% from $161.2 million in the prior quarter. The current quarter and prior year quarter, respectively, include restructuring, acquisition, and integration related charges of $3.6 million ($2.3 million after tax, or $0.01 per common share) and $22.6 million ($18.8 million after tax, or $0.08 per common share). The first quarter of 2012 included restructuring and integration related charges of $3.9 million ($2.6 million after tax, or $0.01 per common share). Return on average common equity increased to 9.9% in the current quarter, compared to 8.8% in the prior year quarter and 9.0% in the prior quarter.

Frederick H. Waddell, Chairman and Chief Executive Officer, commented, “Northern Trust performed well in the second quarter, with net income and earnings per share improving both year over year and sequentially. Trust, investment and other servicing fees, the largest component of our revenues, exhibited attractive growth and achieved the highest level since the second quarter of 2008. New business from both personal and institutional clients was, yet again, a significant contributor to fee growth. Expense management was solid in the quarter and our return on equity trended higher despite low interest rates and ongoing global economic challenges.”

SECOND QUARTER 2012 PERFORMANCE VS. SECOND QUARTER 2011

Net income per common share in the second quarter of 2012 was $0.73 compared to $0.62 per common share in the second quarter of 2011. Net income for the current quarter was $179.6 million compared to $152.0 million in the prior year quarter. The current quarter and the prior year quarter include restructuring, acquisition, and integration related charges of $3.6 million and $22.6 million, respectively.

Consolidated revenue of $988.5 million in the current quarter increased $43.7 million, or 5%, from $944.8 million in the prior year quarter, and includes the full period benefit of acquisitions completed in June and July of 2011. Noninterest income, which represented 74% of revenue, increased $35.7 million, or 5%, to $734.4 million from the prior year quarter’s $698.7 million, primarily reflecting higher trust, investment and other servicing fees and lower net investment security losses, partially offset by lower foreign exchange trading income. Net interest income for the quarter on a fully taxable equivalent (FTE) basis increased $7.7 million, or 3%, to $264.3 million compared to $256.6 million in the prior year quarter.

Trust, investment and other servicing fees, which represented 61% of revenue, were $605.8 million in the current quarter, up $48.0 million, or 9%, from $557.8 million in the prior year quarter.

SECOND QUARTER 2012 PERFORMANCE VS. SECOND QUARTER 2011 (continued)

Assets under custody and assets under management are the primary drivers of our trust, investment and other servicing fees. The following table provides Northern Trust’s assets under custody and assets under management by business segment.

($ in Billions)	June 30, 2012	March 31, 2012	June 30, 2011	% Change Q2-12/Q1-12	% Change Q2-12/Q2-11
Assets Under Custody
Corporate & Institutional	$4,152.7	$4,188.6	$4,028.1	(1)%	3%
Personal	411.2	406.6	387.8	1	6

Total Assets Under Custody	$4,563.9	$4,595.2	$4,415.9	(1)%	3%

($ in Billions)	June 30, 2012	March 31, 2012	June 30, 2011	% Change Q2-12/Q1-12	% Change Q2-12/Q2-11
Assets Under Management
Corporate & Institutional	$528.4	$537.4	$512.1	(2)%	3%
Personal	175.9	179.1	172.0	(2)	2

Total Assets Under Management	$704.3	$716.5	$684.1	(2)%	3%

Trust, investment and other servicing fees from Corporate & Institutional Services (C&IS) increased $29.9 million, or 10%, to $338.4 million in the current quarter from the prior year quarter’s $308.5 million.

($ In Millions)	Q2 2012	Q2 2011	Change Q2 2012 from Q2 2011
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$215.0	$189.9	$25.1	13%
Investment Management	71.8	69.9	1.9	3
Securities Lending	30.7	30.9	(0.2)	(1)
Other	20.9	17.8	3.1	18

Total	$338.4	$308.5	$29.9	10%

Custody and fund administration fees, the largest component of C&IS fees, increased 13%, primarily reflecting revenue attributable to the 2011 acquisitions and other new business, partially offset by the negative impact of equity markets on fees. C&IS investment management fees reflect waived fees in money market mutual funds due to persistent low short-term interest rates. Money market mutual fund fee waivers in C&IS totaled $7.0 million in the current quarter, relatively unchanged from waived fees of $7.5 million in the prior year quarter.

SECOND QUARTER 2012 PERFORMANCE VS. SECOND QUARTER 2011 (continued)

Trust, investment and other servicing fees from Personal Financial Services (PFS) totaled a record $267.4 million in the current quarter, increasing $18.1 million, or 7%, from $249.3 million in the prior year quarter. The increase in the current quarter primarily reflects strong new business. Money market mutual fund fee waivers in PFS totaled $10.0 million in the current quarter compared with $15.2 million in the prior year quarter.

Foreign exchange trading income totaled $59.4 million, down $21.4 million, or 27%, compared with $80.8 million in the prior year quarter. The current quarter decrease is attributable to reduced currency market volatility and client volumes.

Other operating income totaled $34.0 million, down $8.2 million, or 19%, from $42.2 million in the prior year quarter. The decrease is primarily due to a gain on the sale of a leasing asset in the prior year quarter and current quarter decreases within various other miscellaneous income categories.

Net investment security gains totaled $0.5 million in the current quarter compared to losses of $16.6 million in the prior year quarter. The current quarter includes realized gains of $21.5 million on sales of U.S. Treasury Notes, offset by realized losses of $21.1 million on sales of auction rate securities. The prior year quarter included $16.9 million of other-than-temporary impairment of residential mortgage-backed securities.

Net interest income for the quarter on an FTE basis totaled $264.3 million, up $7.7 million, or 3%, compared to $256.6 million in the prior year quarter. The increase primarily reflects an increase in the net interest margin to 1.28% in the current quarter from 1.23% in the prior year quarter. The higher net interest margin primarily reflects a higher percentage of funding from noninterest-bearing deposits, lower levels of deposits with the Federal Reserve, and increased investment in securities. Average earning assets for the quarter were $83.2 billion compared to $83.7 billion in the prior year quarter.

SECOND QUARTER 2012 PERFORMANCE VS. SECOND QUARTER 2011 (continued)

The provision for credit losses was $5.0 million in the current quarter and $10.0 million in the prior year quarter. Net charge-offs totaled $3.2 million for the current quarter and included $13.0 million of recoveries, compared to $15.0 million of net charge-offs in the prior year quarter which included $2.2 million of recoveries. Nonperforming loans and leases decreased $88.2 million, or 27%, from the prior year quarter. While credit quality metrics for the overall portfolio have improved, residential real estate loans continued to reflect weakness relative to the overall portfolio, accounting for 68% and 50% of total nonperforming loans at June 30, 2012 and June 30, 2011, respectively.

The table below provides information regarding nonperforming assets, the allowance for credit losses, and associated ratios.

($ In Millions)	June 30, 2012		March 31, 2012		June 30, 2011
Nonperforming Assets
Nonperforming Loans and Leases	$239.8		$262.1		$328.0
Other Real Estate Owned	25.3		22.4		31.1

Total Nonperforming Assets	265.1		284.5		359.1

Allowance for Credit Losses
Allowance for Credit Losses Assigned to:
Loans and Leases	300.3		295.5		311.3
Unfunded Loan Commitments and Standby Letters of Credit	29.6		32.6		34.5

Total Allowance for Credit Losses	$329.9		$328.1		$345.8

Ratios
Nonperforming Loans and Leases to Total Loans and Leases	0.81%		0.90%		1.15%
Allowance for Credit Losses Assigned to Loans and Leases to Total Loans and Leases	1.01%		1.01%		1.09%
Loan and Lease Allowance to Nonperforming Loans and Leases	1.3	x	1.1	x	0.9	x

SECOND QUARTER 2012 PERFORMANCE VS. SECOND QUARTER 2011 (continued)

Noninterest expense totaled $717.3 million in the current quarter compared to $705.3 million in the prior year quarter. The increase of $12.0 million, or 2%, primarily reflects the acquisitions completed in 2011 and higher equipment and software expense, partially offset by lower restructuring, acquisition, and integration related charges. The current quarter and prior year quarter include restructuring, acquisition, and integration related charges of $3.6 million and $22.6 million, respectively.

Compensation expense, the largest component of noninterest expense, equaled $313.8 million, down $6.4 million, or 2%, compared to $320.2 million in the prior year quarter. The prior year quarter included severance related restructuring charges of $18.4 million. Excluding the prior year quarter severance related charges, compensation expense increased $12.0 million, or 4%, primarily reflecting higher full-time equivalent staff levels, the majority of which are attributable to the acquisitions completed in 2011, as well as annual merit increases. Staff on a full-time equivalent basis at June 30, 2012 totaled approximately 14,000, up 3% from a year ago.

Employee benefit expense equaled $64.9 million, down 4% compared to $67.2 million in the prior year quarter. The current quarter reflects lower expense associated with retirement benefits, partially offset by higher full-time equivalent staff levels.

Expense associated with outside services totaled $133.7 million, down 1% from $134.9 million in the prior year quarter. The current quarter includes lower third-party advisory fees and other categories of outside services expense, partially offset by higher expense associated with technical services, primarily due to the 2011 acquisitions.

Equipment and software expense totaled $99.4 million, an increase of $16.3 million, or 20%, from $83.1 million in the prior year quarter. The current quarter includes a $10.5 million software write-off and higher levels of software amortization and related software support costs from the continued investment in capital assets.

SECOND QUARTER 2012 PERFORMANCE VS. SECOND QUARTER 2011 (continued)

Other operating expense equaled $62.9 million, up $6.2 million, or 11%, from $56.7 million in the prior year quarter. The increase is primarily due to increased expense associated with account servicing activities and other miscellaneous expense.

Income tax expense was $86.6 million in the current quarter, representing an effective tax rate of 32.5%, and $77.5 million in the prior year quarter, representing an effective tax rate of 33.8%. The prior year quarter’s effective tax rate was higher primarily due to certain restructuring, acquisition, and integration related expenses attributable to lower tax rate jurisdictions.

SECOND QUARTER 2012 PERFORMANCE VS. FIRST QUARTER 2012

Net income per common share was $0.73 in the second quarter of 2012 and $0.66 in the first quarter of 2012. Net income for the current quarter totaled $179.6 million compared to $161.2 million in the prior quarter, up $18.4 million, or 11%. The current quarter and prior quarter, respectively, include restructuring, acquisition, and integration related charges of $3.6 million and restructuring and integration related charges of $3.9 million, primarily relating to outside services expense.

Consolidated revenue of $988.5 million for the current quarter was up $23.1 million, or 2%, from $965.4 million in the prior quarter. Noninterest income increased $25.4 million, or 4%, to $734.4 million from the prior quarter’s $709.0 million, primarily reflecting higher trust, investment and other servicing fees. Net interest income for the current quarter on an FTE basis decreased 1% to $264.3 million from $266.3 million in the prior quarter, primarily due to lower average earning assets, partially offset by a higher net interest margin.

SECOND QUARTER 2012 PERFORMANCE VS. FIRST QUARTER 2012 (continued)

Trust, investment and other servicing fees totaled $605.8 million in the current quarter, up $30.6 million, or 5%, compared to $575.2 million in the prior quarter. C&IS trust, investment and other servicing fees totaled $338.4 million in the current quarter, up 7% from the prior quarter.

($ In Millions)	Q2 2012	Q1 2012	Change Q2 2012 from Q1 2012
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$215.0	$209.8	$5.2	2%
Investment Management	71.8	61.8	10.0	16
Securities Lending	30.7	21.5	9.2	43
Other	20.9	23.9	(3.0)	(12)

Total	$338.4	$317.0	$21.4	7%

The increase in C&IS trust, investment and other servicing fees reflects new business and the positive impact of equity markets on fees. C&IS investment management fees reflect lower waived fees in money market mutual funds. Money market fee waivers, attributable to the low short-term interest rates, totaled $7.0 million for C&IS in the current quarter compared to $10.6 million in the prior quarter. The increase in securities lending revenue reflects higher spreads in the current quarter, primarily attributable to the international dividend season.

PFS trust, investment and other servicing fees increased $9.2 million, or 4%, to $267.4 million from the prior quarter’s $258.2 million. The increase in PFS fees primarily reflects lower money market mutual fund fee waivers, new business, and the positive impact of equity markets on fees. Money market mutual fund fee waivers totaled $10.0 million in the current quarter compared to $14.8 million in the prior quarter.

Foreign exchange trading income decreased 4% to $59.4 million compared to $61.9 million in the prior quarter, primarily reflecting reduced currency market volatility.

Other operating income totaled $34.0 million, down 11% from $38.6 million in the prior quarter, reflecting decreases within various other miscellaneous income categories.

SECOND QUARTER 2012 PERFORMANCE VS. FIRST QUARTER 2012 (continued)

Net investment security gains totaled $0.5 million in the current quarter compared to losses of $2.4 million in the prior quarter. The prior quarter included credit-related other-than-temporary impairment of investment securities totaling $3.1 million.

Net interest income on an FTE basis in the current quarter totaled $264.3 million, down 1% compared to $266.3 million in the prior quarter. The decrease reflects lower average earning assets, partially offset by a higher net interest margin. Average earning assets totaled $83.2 billion in the current quarter, down $2.9 billion, or 3%, compared to $86.1 billion in the prior quarter, as non-U.S. office interest-bearing deposits declined from the levels reached in the first quarter of 2012. The net interest margin increased to 1.28% in the current quarter from 1.24% in the prior quarter, reflecting a lower cost of funding, primarily within non-U.S. office interest-bearing deposits; and lower levels of Federal Reserve deposits; partially offset by lower yields on certain categories of earning assets.

The provision for credit losses totaled $5.0 million in both the current and prior quarters. Net charge-offs totaled $3.2 million for the current quarter and included $13.0 million of recoveries, compared to $5.8 million of net charge-offs in the prior quarter, which included $8.6 million of recoveries. Nonperforming loans and leases decreased $22.3 million, or 9%, as compared to the prior quarter.

Noninterest expense totaled $717.3 million in the current quarter, a decrease of $6.3 million, or 1%, from $723.6 million in the prior quarter.

Compensation expense totaled $313.8 million for the current quarter, down $7.8 million, or 2%, from $321.6 million in the prior quarter, primarily reflecting lower share-based compensation expense.

Employee benefit expense totaled $64.9 million for the current quarter, down 5% from $68.1 million in the prior quarter, primarily reflecting lower expense associated with employee medical benefits and other miscellaneous expense categories.

SECOND QUARTER 2012 PERFORMANCE VS. FIRST QUARTER 2012 (continued)

Expense for outside services totaled $133.7 million, an increase of $5.5 million, or 4%, compared to $128.2 million in the prior quarter. The increase primarily reflects higher expense for sub-custodian services and higher consulting services.

Equipment and software expense totaled $99.4 million in the current quarter, up $8.6 million, or 9%, from $90.8 million in the prior quarter. The current and prior quarters included software write-offs of $10.5 million and $4.6 million, respectively. The current quarter also includes higher levels of software amortization and related software support costs from the continued investment in capital assets.

Other operating expense totaled $62.9 million, down $10.2 million, or 14%, from $73.1 million in the prior quarter. The decrease primarily reflects reduced business promotion and other miscellaneous expense.

Total income tax expense was $86.6 million for the current quarter, representing an effective tax rate of 32.5%. Income tax expense was $75.6 million in the prior quarter, representing an effective tax rate of 31.9%.

STOCKHOLDERS’ EQUITY

Total stockholders’ equity averaged $7.3 billion, up 5% from the prior year quarter’s average of $7.0 billion. The increase primarily reflects earnings, partially offset by dividend declarations and the repurchase of common stock pursuant to the Corporation’s share buyback program. During the six months ended June 30, 2012, the Corporation repurchased 1,127,933 shares at a cost of $50.4 million ($44.67 average price per share). The Corporation’s common stock repurchase authorization was replaced in March of 2012, pursuant to which the Corporation is authorized to purchase up to 9.2 million additional shares after June 30, 2012.

STOCKHOLDERS’ EQUITY (continued)

As reflected in the table below, the risk-based capital ratios of Northern Trust and its principal subsidiary bank, The Northern Trust Company, remained strong at June 30, 2012, with all exceeding the regulatory requirements for classification as a “well capitalized” institution established by U.S. banking regulators of 6%, 10%, and 5%, respectively.

	June 30, 2012			March 31, 2012			June 30, 2011
	Tier 1 Capital	Total Capital	Leverage Ratio	Tier 1 Capital	Total Capital	Leverage Ratio	Tier 1 Capital	Total Capital	Leverage Ratio
Northern Trust Corporation	12.9%	14.4%	8.0%	12.4%	14.0%	7.6%	12.8%	14.5%	7.7%

The Northern Trust Company	11.9%	13.8%	7.4%	11.7%	13.6%	7.1%	12.5%	14.9%	6.9%

The following table provides the Corporation’s ratios of tier 1 capital and tier 1 common equity to risk-weighted assets, as well as a reconciliation of tier 1 common equity to tier 1 capital calculated in accordance with applicable regulatory requirements and GAAP.

($ In Millions)	June 30, 2012	March 31, 2012	June 30, 2011
Ratios
Tier 1 Capital	12.9%	12.4%	12.8%
Tier 1 Common Equity	12.4%	11.9%	12.3%

Tier 1 Capital	$7,328.4	$7,157.4	$7,047.3
Less: Floating Rate Capital Securities	268.7	268.6	268.6

Tier 1 Common Equity	$7,059.7	$6,888.8	$6,778.7

Northern Trust is providing the tier 1 common equity ratio, a non-GAAP financial measure, in addition to its capital ratios prepared in accordance with regulatory requirements and GAAP as it is a measure that Northern Trust and investors use to assess capital adequacy.

RECONCILIATION OF REPORTED NET INTEREST INCOME TO FULLY TAXABLE EQUIVALENT

Net interest income stated on an FTE basis is a non-GAAP financial measure that facilitates the analysis of asset yields. Management believes this presentation provides a clearer indication of net interest margins for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income. The table below presents a reconciliation of interest income and net interest income prepared in accordance with GAAP to interest income and net interest income on an FTE basis.

	Three Months Ended
	June 30, 2012			March 31, 2012			June 30, 2011
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$321.5	$10.2	$331.7	$341.0	$9.9	$350.9	$359.7	$10.5	$370.2
Interest Expense	67.4	—	67.4	84.6	—	84.6	113.6	—	113.6

Net Interest Income	$254.1	$10.2	$264.3	$256.4	$9.9	$266.3	$246.1	$10.5	$256.6

Net Interest Margin	1.23%		1.28%	1.20%		1.24%	1.18%		1.23%

FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, capital adequacy, dividend policy, expansion and business development plans, risk management policies, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments with respect to litigation, other contingent liabilities and obligations, and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2011 Financial Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

WEBCAST OF SECOND QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s second quarter earnings conference call will be webcast live on July 18, 2012. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 11:00 a.m. CT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcast of the live call will be available on Northern Trust’s web site from 2:00 p.m. CT on July 18, 2012, for approximately four weeks. Participants will need Windows Mediatm or Adobe Flash software, which can be downloaded free through Northern Trust’s web site. This earnings release can also be accessed at the above web address.

/ / /

NORTHERN TRUST CORPORATION	Page 1
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	SECOND QUARTER
	2012	2011	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$605.8	$557.8	9%
Foreign Exchange Trading Income	59.4	80.8	(27)
Treasury Management Fees	17.3	18.6	(8)
Security Commissions and Trading Income	17.4	15.9	10
Other Operating Income	34.0	42.2	(19)
Investment Security Gains (Losses), net	0.5	(16.6)	N/M

Total Noninterest Income	734.4	698.7	5
Net Interest Income
Interest Income	321.5	359.7	(11)
Interest Expense	67.4	113.6	(41)

Net Interest Income	254.1	246.1	3
Total Revenue	988.5	944.8	5
Provision for Credit Losses	5.0	10.0	(50)
Noninterest Expense
Compensation	313.8	320.2	(2)
Employee Benefits	64.9	67.2	(4)
Outside Services	133.7	134.9	(1)
Equipment and Software	99.4	83.1	20
Occupancy	42.6	43.2	(2)
Other Operating Expense	62.9	56.7	11

Total Noninterest Expense	717.3	705.3	2

Income before Income Taxes	266.2	229.5	16
Provision for Income Taxes	86.6	77.5	12

NET INCOME	$179.6	$152.0	18%

Per Common Share
Net Income
Basic	$0.73	$0.62	18%
Diluted	0.73	0.62	18
Average Common Equity	$7,288.8	$6,956.7	5%
Return on Average Common Equity	9.91%	8.76%	13
Return on Average Assets	0.78%	0.66%	18
Cash Dividends Declared per Common Share	**	$0.28	N/M %
Average Common Shares Outstanding (000s)
Basic	240,901	241,484
Diluted	241,368	241,912
Common Shares Outstanding (EOP)	240,517	240,992

(N/M)	Percentage change is either not meaningful or not applicable.
(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Cash dividends of $0.58 per common share were declared in the first quarter of 2012, comprised of a $0.28 per common share dividend declared January 17, 2012, paid April 2, 2012, and a $0.30 per common share dividend declared March 14, 2012, paid July 2, 2012.

NORTHERN TRUST CORPORATION	Page 2
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	SECOND QUARTER	FIRST QUARTER
	2012	2012	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$605.8	$575.2	5%
Foreign Exchange Trading Income	59.4	61.9	(4)
Treasury Management Fees	17.3	17.4	(1)
Security Commissions and Trading Income	17.4	18.3	(5)
Other Operating Income	34.0	38.6	(11)
Investment Security Gains (Losses), net	0.5	(2.4)	N/M

Total Noninterest Income	734.4	709.0	4
Net Interest Income
Interest Income	321.5	341.0	(6)
Interest Expense	67.4	84.6	(20)

Net Interest Income	254.1	256.4	(1)
Total Revenue	988.5	965.4	2
Provision for Credit Losses	5.0	5.0	—
Noninterest Expense
Compensation	313.8	321.6	(2)
Employee Benefits	64.9	68.1	(5)
Outside Services	133.7	128.2	4
Equipment and Software	99.4	90.8	9
Occupancy	42.6	41.8	2
Other Operating Expense	62.9	73.1	(14)

Total Noninterest Expense	717.3	723.6	(1)

Income before Income Taxes	266.2	236.8	12
Provision for Income Taxes	86.6	75.6	15

NET INCOME	$179.6	$161.2	11%

Per Common Share
Net Income
Basic	$0.73	$0.66	11%
Diluted	0.73	0.66	11
Average Common Equity	$7,288.8	$7,167.3	2%
Return on Average Common Equity	9.91%	9.04%	10
Return on Average Assets	0.78%	0.68%	15
Cash Dividends Declared per Common Share (**)	**	$0.58	N/M %
Average Common Shares Outstanding (000s)
Basic	240,901	241,090
Diluted	241,368	241,556
Common Shares Outstanding (EOP)	240,517	241,150

(N/M)	Percentage change is either not meaningful or not applicable.
(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Cash dividends of $0.58 per common share were declared in the first quarter of 2012, comprised of a $0.28 per common share dividend declared January 17, 2012, paid April 2, 2012, and a $0.30 per common share dividend declared March 14, 2012, paid July 2, 2012.

NORTHERN TRUST CORPORATION	Page 3
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	SIX MONTHS
	2012	2011	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,181.0	$1,072.7	10%
Foreign Exchange Trading Income	121.3	165.6	(27)
Treasury Management Fees	34.7	37.2	(7)
Security Commissions and Trading Income	35.7	30.9	16
Other Operating Income	72.6	77.9	(7)
Investment Security Gains (Losses), net	(1.9)	(22.1)	(91)

Total Noninterest Income	1,443.4	1,362.2	6
Net Interest Income
Interest Income	662.5	706.8	(6)
Interest Expense	152.0	226.3	(33)

Net Interest Income	510.5	480.5	6
Total Revenue	1,953.9	1,842.7	6
Provision for Credit Losses	10.0	25.0	(60)
Noninterest Expense
Compensation	635.4	614.2	3
Employee Benefits	133.0	122.0	9
Outside Services	261.9	258.9	1
Equipment and Software	190.2	156.5	22
Occupancy	84.4	85.8	(2)
Visa Indemnification Benefit	—	(10.1)	N/M
Other Operating Expense	136.0	130.9	4

Total Noninterest Expense	1,440.9	1,358.2	6

Income before Income Taxes	503.0	459.5	9
Provision for Income Taxes	162.2	156.5	4

NET INCOME	$340.8	$303.0	12%

Per Common Share
Net Income
Basic	$1.39	$1.24	12%
Diluted	1.39	1.24	12
Average Common Equity	$7,228.0	$6,905.0	5%
Return on Average Common Equity	9.48%	8.85%	7
Return on Average Assets	0.73%	0.70%	4
Cash Dividends Declared per Common Share	$0.58	$0.56	4%
Average Common Shares Outstanding (000s)
Basic	240,995	241,803
Diluted	241,462	242,438
Common Shares Outstanding (EOP)	240,517	240,992

(N/M)	Percentage change is either not meaningful or not applicable.
(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 4
(Supplemental Consolidated Financial Information)

BALANCE SHEET

($ In Millions)

	JUNE 30
	2012	2011	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$22.5	$46.6	(52)%
Interest-Bearing Deposits with Banks	18,442.4	16,613.8	11
Federal Reserve Deposits and Other Interest-Bearing	8,433.5	15,173.8	(44)
Securities
U.S. Government	1,784.8	1,407.1	27
Obligations of States and Political Subdivisions	414.2	606.5	(32)
Government Sponsored Agency	18,066.7	13,296.2	36
Other (***)	9,455.1	9,906.0	(5)

Total Securities	29,720.8	25,215.8	18
Loans and Leases	29,602.1	28,566.0	4

Total Earning Assets	86,221.3	85,616.0	1
Allowance for Credit Losses Assigned to Loans and Leases	(300.3)	(311.3)	(4)
Cash and Due from Banks	3,594.3	5,099.1	(30)
Buildings and Equipment	462.0	495.7	(7)
Client Security Settlement Receivables	724.8	1,577.9	(54)
Goodwill	533.2	434.9	23
Other Assets	3,220.6	4,486.0	(28)

Total Assets	$94,455.9	$97,398.3	(3)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$13,877.1	$14,191.1	(2)%
Savings Certificates and Other Time	3,119.6	3,749.1	(17)
Non-U.S. Offices - Interest-Bearing	38,260.0	42,826.5	(11)

Total Interest-Bearing Deposits	55,256.7	60,766.7	(9)
Short-Term Borrowings	3,252.8	4,864.3	(33)
Senior Notes	2,117.0	1,889.9	12
Long-Term Debt	1,662.6	2,431.2	(32)
Floating Rate Capital Debt	277.0	276.9	N/M

Total Interest-Related Funds	62,566.1	70,229.0	(11)
Demand and Other Noninterest-Bearing Deposits	21,739.2	16,734.2	30
Other Liabilities	2,760.3	3,409.7	(19)

Total Liabilities	87,065.6	90,372.9	(4)
Total Equity	7,390.3	7,025.4	5

Total Liabilities and Stockholders’ Equity	$94,455.9	$97,398.3	(3)%

(N/M)	Percentage change is either not meaningful or not applicable.
(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(***)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain affordable housing investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION	Page 5
(Supplemental Consolidated Financial Information)

BALANCE SHEET

($ In Millions)

	JUNE 30	MARCH 31
	2012	2012	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$22.5	$290.9	(92)%
Interest-Bearing Deposits with Banks	18,442.4	18,871.3	(2)
Federal Reserve Deposits and Other Interest-Bearing	8,433.5	2,228.0	N/M
Securities
U.S. Government	1,784.8	2,766.5	(35)
Obligations of States and Political Subdivisions	414.2	465.7	(11)
Government Sponsored Agency	18,066.7	17,755.5	2
Other (***)	9,455.1	11,091.5	(15)

Total Securities	29,720.8	32,079.2	(7)
Loans and Leases	29,602.1	29,156.3	2

Total Earning Assets	86,221.3	82,625.7	4
Allowance for Credit Losses Assigned to Loans and Leases	(300.3)	(295.5)	2
Cash and Due from Banks	3,594.3	4,280.3	(16)
Buildings and Equipment	462.0	481.2	(4)
Client Security Settlement Receivables	724.8	985.3	(26)
Goodwill	533.2	536.5	(1)
Other Assets	3,220.6	2,990.8	8

Total Assets	$94,455.9	$91,604.3	3%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$13,877.1	$14,349.0	(3)%
Savings Certificates and Other Time	3,119.6	3,093.8	1
Non-U.S. Offices - Interest-Bearing	38,260.0	36,575.4	5

Total Interest-Bearing Deposits	55,256.7	54,018.2	2
Short-Term Borrowings	3,252.8	3,360.7	(3)
Senior Notes	2,117.0	2,122.6	N/M
Long-Term Debt	1,662.6	1,785.6	(7)
Floating Rate Capital Debt	277.0	277.0	N/M

Total Interest-Related Funds	62,566.1	61,564.1	2
Demand and Other Noninterest-Bearing Deposits	21,739.2	19,914.8	9
Other Liabilities	2,760.3	2,902.2	(5)

Total Liabilities	87,065.6	84,381.1	3
Total Equity	7,390.3	7,223.2	2

Total Liabilities and Stockholders’ Equity	$94,455.9	$91,604.3	3%

(N/M)	Percentage change is either not meaningful or not applicable.
(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(***)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain affordable housing investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION	Page 6
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET

($ In Millions)

	SECOND QUARTER
	2012	2011	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$260.3	$272.5	(4)%
Interest-Bearing Deposits with Banks	18,788.9	16,230.6	16
Federal Reserve Deposits and Other Interest-Bearing	3,643.4	14,799.6	(75)
Securities
U.S. Government	2,546.9	1,001.2	154
Obligations of States and Political Subdivisions	422.1	609.9	(31)
Government Sponsored Agency	17,827.2	12,794.0	39
Other (***)	10,661.9	9,628.1	11

Total Securities	31,458.1	24,033.2	31
Loans and Leases	29,057.5	28,330.9	3

Total Earning Assets	83,208.2	83,666.8	(1)
Allowance for Credit Losses Assigned to Loans and Leases	(298.1)	(308.2)	(3)
Cash and Due from Banks	3,860.7	3,861.7	N/M
Buildings and Equipment	469.0	500.5	(6)
Client Security Settlement Receivables	488.1	409.8	19
Goodwill	535.0	417.4	28
Other Assets	4,147.7	3,811.1	9

Total Assets	$92,410.6	$92,359.1	N/M %

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,095.6	$14,222.9	(1)%
Savings Certificates and Other Time	3,098.3	3,686.9	(16)
Non-U.S. Offices - Interest-Bearing	36,431.2	41,568.4	(12)

Total Interest-Bearing Deposits	53,625.1	59,478.2	(10)
Short-Term Borrowings	4,165.6	7,114.6	(41)
Senior Notes	2,119.5	1,891.9	12
Long-Term Debt	1,674.9	2,756.9	(39)
Floating Rate Capital Debt	277.0	276.9	N/M

Total Interest-Related Funds	61,862.1	71,518.5	(14)
Demand and Other Noninterest-Bearing Deposits	19,720.1	11,017.4	79
Other Liabilities	3,539.6	2,866.5	23

Total Liabilities	85,121.8	85,402.4	N/M
Total Equity	7,288.8	6,956.7	5

Total Liabilities and Stockholders’ Equity	$92,410.6	$92,359.1	N/M %

(N/M)	Percentage change is either not meaningful or not applicable.
(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(***)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain affordable housing investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION	Page 7
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET

($ In Millions)

	SECOND QUARTER	FIRST QUARTER
	2012	2012	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$260.3	$246.6	6%
Interest-Bearing Deposits with Banks	18,788.9	18,246.4	3
Federal Reserve Deposits and Other Interest-Bearing	3,643.4	7,685.3	(53)
Securities
U.S. Government	2,546.9	2,969.8	(14)
Obligations of States and Political Subdivisions	422.1	493.0	(14)
Government Sponsored Agency	17,827.2	17,542.9	2
Other (***)	10,661.9	10,264.7	4

Total Securities	31,458.1	31,270.4	1
Loans and Leases	29,057.5	28,615.6	2

Total Earning Assets	83,208.2	86,064.3	(3)
Allowance for Credit Losses Assigned to Loans and Leases	(298.1)	(293.0)	2
Cash and Due from Banks	3,860.7	4,002.5	(4)
Buildings and Equipment	469.0	492.3	(5)
Client Security Settlement Receivables	488.1	421.0	16
Goodwill	535.0	534.1	N/M
Other Assets	4,147.7	3,906.9	6

Total Assets	$92,410.6	$95,128.1	(3)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,095.6	$14,606.8	(3)%
Savings Certificates and Other Time	3,098.3	3,071.4	1
Non-U.S. Offices - Interest-Bearing	36,431.2	38,980.8	(7)

Total Interest-Bearing Deposits	53,625.1	56,659.0	(5)
Short-Term Borrowings	4,165.6	4,228.2	(1)
Senior Notes	2,119.5	2,125.2	N/M
Long-Term Debt	1,674.9	1,989.4	(16)
Floating Rate Capital Debt	277.0	277.0	N/M

Total Interest-Related Funds	61,862.1	65,278.8	(5)
Demand and Other Noninterest-Bearing Deposits	19,720.1	19,467.2	1
Other Liabilities	3,539.6	3,214.8	10

Total Liabilities	85,121.8	87,960.8	(3)
Total Equity	7,288.8	7,167.3	2

Total Liabilities and Stockholders’ Equity	$92,410.6	$95,128.1	(3)%

(N/M)	Percentage change is either not meaningful or not applicable.
(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(***)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain affordable housing investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION	Page 8
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA

($ In Millions Except Per Share Data)

	2012 QUARTERS				2011 QUARTERS
	SECOND		FIRST		FOURTH		THIRD		SECOND
Net Income Summary
Trust, Investment and Other Servicing Fees	$605.8		$575.2		$541.5		$555.3		$557.8
Other Noninterest Income	128.6		133.8		142.3		159.5		140.9
Net Interest Income	254.1		256.4		271.8		256.8		246.1

Total Revenue	988.5		965.4		955.6		971.6		944.8
Provision for Credit Losses	5.0		5.0		12.5		17.5		10.0
Noninterest Expense	717.3		723.6		771.7		701.3		705.3

Income before Income Taxes	266.2		236.8		171.4		252.8		229.5
Provision for Income Taxes	86.6		75.6		41.2		82.4		77.5

Net Income	$179.6		$161.2		$130.2		$170.4		$152.0

Per Common Share
Net Income - Basic	$0.73		$0.66		$0.53		$0.70		$0.62
- Diluted	0.73		0.66		0.53		0.70		0.62
Cash Dividends Declared per Common Share (**)	**		0.58		0.28		0.28		0.28
Book Value (EOP)	30.73		29.95		29.53		29.68		29.15
Market Value (EOP)	46.02		47.45		39.66		34.98		45.96
Ratios
Return on Average Common Equity	9.91%		9.04%		7.18%		9.53%		8.76%
Return on Average Assets	0.78		0.68		0.53		0.72		0.66
Net Interest Margin (GAAP)	1.23		1.20		1.24		1.21		1.18
Net Interest Margin (FTE)	1.28		1.24		1.28		1.25		1.23
Risk-based Capital Ratios
Tier 1	12.9%		12.4%		12.5%		12.2%		12.8%
Total (Tier 1 + Tier 2)	14.4		14.0		14.2		13.9		14.5
Tier 1 Leverage	8.0		7.6		7.3		7.5		7.7
Tier 1 Common Equity (non-GAAP)	12.4		11.9		12.1		11.8		12.3
Assets Under Custody ($ In Billions) - EOP
Corporate	$4,152.7		$4,188.6		$3,877.6		$3,813.3		$4,028.1
Personal	411.2		406.6		385.2		358.8		387.8

Total Assets Under Custody	$4,563.9		$4,595.2		$4,262.8		$4,172.1		$4,415.9

Assets Under Management ($ In Billions) - EOP	$704.3		$716.5		$662.9		$644.2		$684.1
Asset Quality ($ In Millions) - EOP
Nonperforming Loans and Leases	$239.8		$262.1		$293.7		$307.5		$328.0
Other Real Estate Owned (OREO)	25.3		22.4		21.2		30.4		31.1

Total Nonperforming Assets	$265.1		$284.5		$314.9		$337.9		$359.1

Nonperforming Assets / Loans and Leases and OREO	0.89%		0.98%		1.08%		1.18%		1.26%
Gross Charge-offs	$16.2		$14.4		$28.8		$34.9		$17.2
Less: Gross Recoveries	13.0		8.6		10.6		6.3		2.2

Net Charge-offs	$3.2		$5.8		$18.2		$28.6		$15.0

Net Charge-offs (Annualized) to Average Loans and Leases	0.04%		0.08%		0.25%		0.40%		0.21%
Allowance for Credit Losses Assigned to Loans and Leases	$300.3		$295.5		$294.8		$298.3		$311.3
Allowance to Nonperforming Loans and Leases	1.3	x	1.1	x	1.0	x	1.0	x	0.9	x
Allowance for Other Credit-Related Exposures	$29.6		$32.6		$34.1		$36.3		$34.5

(**)	Cash dividends of $0.58 per common share were declared in the first quarter of 2012, comprised of a $0.28 per common share dividend declared January 17, 2012, paid April 2, 2012, and a $0.30 per common share dividend declared March 14, 2012, paid July 2, 2012.